Exhibit 99.1

AutoWeb Reports Third Quarter 2021 Results

- Continued Core Platform Enhancements and Customer Acquisition Efficiencies Form Strong Foundation for Scaling Used Vehicle Acquisition Business -

TAMPA, Fla. – November 4, 2021 – AutoWeb, Inc. (Nasdaq: AUTO), a matchmaking platform connecting in-market vehicle shoppers to their preferred vehicle transactions, is reporting financial results for the third quarter ended September 30, 2021.

“During the third quarter, we focused on integrating our CarZeus acquisition and continued delivery of value for our dealer and OEM customers, despite significant headwinds from persistent supply challenges across the automotive industry,” said Jared Rowe, President and CEO of AutoWeb. “These difficult supply dynamics offset the seasonal benefits we would typically expect in Q3, as widespread inventory constraints continue to curtail new car sales and drive vehicle pricing increases, resulting in less demand for our lead products as our clients have fewer vehicles to sell. Against this backdrop, the year-over-year growth we generated across our click metrics demonstrates to us that consumer demand has remained robust across our concentrated audience of intent vehicle shoppers, even with limited vehicle supply available. As we strengthen and scale our vehicle acquisition business, we are working to directly serve this demand among used car sellers and meaningfully enhance our retail-ready offerings for our customers.”

Third Quarter 2021 Financial Summary

	Q3 2021	Q2 2021	Q3 2020
Total Revenues (millions)	$17.2	$18.7	$17.8
Gross Profit (millions)	$4.4	$6.6	$6.4
Gross Margin (millions)	25.8%	35.0%	36.1%
Net Income/(Loss) (millions)	$(3.1)	$(0.3)	$(0.4)
Net Income/(Loss) per share	$(0.23)	$(0.02)	$(0.03)
Adjusted EBITDA [1] (millions)	$(1.7)	$1.0	$1.0

Third Quarter 2021 Key Operating Metrics

	Q3 2021	Q2 2021	Q3 2020
Lead Traffic [2] (millions)	16.2	17.8	18.7
Lead Volume [3] (millions)	1.0	1.2	1.2
Retail Dealer Count [4]	1,617	1,665	1,707
Retail Lead Capacity [5]	105,000	108,000	105,000
Click Traffic [6] (millions)	21.8	24.2	18.6
Click Volume [7] (millions)	4.9	4.8	4.6

1 Refer to the note below about Non-GAAP financial measures and accompanying reconciliation tables.

2 Lead traffic = total visits to AutoWeb’s owned lead websites.

3 Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.

4 Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.

5 Retail lead capacity = the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) at the end of the applicable quarter.

6 Click traffic = total visits to AutoWeb’s owned click referral websites and AutoWeb's Click Traffic Affiliate Network websites.

7 Click volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s owned click referral websites and on AutoWeb's Click Traffic Affiliate Network websites.

Rowe continued: “Within our legacy digital marketing business, our continued focus on efficiency and optimizing the quality of our lead and click mixes has allowed us to remain a supportive supplier to our OEM and retail dealer network. Though industry-wide supply constraints hampered our leads performance during the quarter, our retail lead capacity remained stable versus prior year, which we believe demonstrates the sustained value we offer our customers in even the most difficult market conditions. In our clicks product, a September research report we commissioned from Brian Pasch Enterprises found that our traffic generation product facilitated greater quality, value and shopper interaction among in-market vehicle buyers than more generalized marketing approaches, such as Google SEM campaigns. We believe that the steady improvements we have made to our offerings and owned sites have established our platform as a tailored, comprehensive funnel for intent vehicle shoppers.

“Through leveraging our enhanced platform and highly targeted customer acquisition capabilities, we believe we are optimally positioned to scale our used vehicle acquisition business and play an even more active role in the automotive matchmaking process. In just the first few months of having CarZeus on our platform, we have already commenced our efforts to expand the business beyond its initial base in San Antonio, Texas and into the Austin, Texas used vehicle market. We maintained our focus on cost efficiency by keeping the initial Austin launch all-virtual, with an in-person location to follow as we further establish our foothold in the market. Over time, we anticipate that this playbook will continue guiding our planned expansion into additional markets. We look forward to further deploying the digital retailing best practices we have developed to connect in-market consumers with their desired vehicles—both on and offline.

“The operational and platform improvements we have made to date have prepared us for the next phase of our business transformation. We are no longer merely facilitating matches between vehicle buyers and retailers. Now, we have become a direct participant in the matchmaking process. We are leveraging our core digital marketing strengths to drive used vehicle transactions from start to finish. While these are still early days, I am proud of our progress in expanding our transactional matchmaking capabilities.”

Third Quarter 2021 Financial Results

Total revenues in the third quarter of 2021 were $17.2 million compared to $17.8 million in the year-ago quarter. The decrease was primarily attributable to the impact of supply constraints across the automotive industry reducing demand for our leads product.

Gross profit in the third quarter of 2021 was $4.4 million compared to $6.4 million in the year-ago quarter. As a percentage of revenue, gross margin was 25.8% compared to 36.1% in the year-ago quarter. The decrease in gross profit was driven by the aforementioned industry-wide supply constraints.

Total operating expenses in the third quarter of 2021 were $7.3 million compared to $6.7 million in the year-ago quarter. The increase was primarily driven by higher sales and marketing expenses associated with integrating CarZeus and scaling the company’s vehicle acquisition capabilities.

Net loss in the third quarter of 2021 was $(3.1) million or $(0.23) per share, compared to a net loss of $(0.4) million or $(0.03) per share in the year-ago quarter.

Adjusted EBITDA in the third quarter of 2021 was $(1.7) million compared to $1.0 million in the year-ago quarter (See “Note about Non-GAAP Financial Measures” below for further discussion and the accompanying reconciliation tables). The decrease was primarily driven by lower gross profit levels as a result of broader industry supply challenges.

At September 30, 2021, cash, cash equivalents and restricted cash totaled $14.2 million compared to $15.1 million at December 31, 2020.

At September 30, 2021, AutoWeb’s outstanding balance on its revolving credit facility with CIT Northridge Credit was $10.0 million compared to $10.2 million at December 31, 2020.

CarZeus Operating Metrics

On August 2, 2021, AutoWeb announced the completion of its acquisition of specified assets of CarZeus, a San Antonio, Texas based used vehicle acquisition platform that buys cars directly from consumers and sells them through wholesale auctions or directly to dealers. As of September 30, 2021, AutoWeb has purchased 126 vehicles from consumers since the acquisition, with a total of 115 vehicles sold. The vehicles sold by the end of the third quarter carried an average selling price of $13,949 per unit and an average per-unit gross profit of $1,380.

Conference Call

AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter results, followed by a question-and-answer session.

Date: Thursday, November 4, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-877-852-2929

International dial-in number: 1-404-991-3925

Conference ID: 6577532

The conference call will also be broadcast live here and at www.autoweb.com (click on “Investors” and then click on “Events & Presentations”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 11, 2021. The call will also be archived in the Investors section of the company’s website for one year.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 6577532

Tax Benefit Preservation Plan

At December 31, 2020, the company had approximately $104.1 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended (the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of September 30, 2021, there were 13,465,871 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/financial-information/tax.

About AutoWeb, Inc.

AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at http://investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures

AutoWeb has disclosed Adjusted EBITDA in this press release, which is a non-GAAP financial measure as defined by SEC Regulation G. The company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing a reconciliation of Adjusted EBITDA is included at the end of this press release.

The company’s management believes that presenting Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer

The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i)_the company’s retail lead capacity remained stable versus prior year, which the company believes demonstrates the sustained value the company offers its customers in even the most difficult market conditions; (ii) the company believes that the steady improvements it has made to its offerings and owned sites have established the company’s platform as a tailored, comprehensive funnel for intent vehicle shoppers; (iii) through leveraging its enhanced platform and highly targeted customer acquisition capabilities, the company believes that it is optimally positioned to scale its used vehicle acquisition business and play an even more active role in the automotive matchmaking process; and (iv) over time, the company anticipates that the virtual launch playbook for its used vehicle acquisition and resale locations swill continue guiding the company’s planned expansion into additional markets, ‐‐‐‐‐‐‐are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact

Mike Sadowski

Chief Financial Officer

949-862-3031

michael.sadowski@autoweb.com

Investor Relations Contact:

Cody Cree or Jackie Keshner

Gateway Investor Relations

949-574-3860

AUTO@gatewayir.com

AUTOWEB, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$9,868	$10,803
Restricted cash	4,312	4,304
Accounts receivable, net of allowances for bad debts and customer credits of $374 and $406 at September 30, 2021 and December 31, 2020 , respectively	12,796	13,955
Vehicle inventory	189	-
Prepaid expenses and other current assets	1,287	847
Total current assets	28,452	29,909
Property and equipment, net	3,769	2,953
Right-of-use assets	2,232	2,892
Intangibles assets, net	3,927	4,733
Other assets	518	642
Total assets	$38,898	$41,129

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,955	$7,233
Borrowings under revolving credit facility	10,005	10,185
Accrued employee-related benefits	2,691	2,123
Other accrued expenses and other current liabilities	845	538
Current portion of the PPP Loan	-	1,384
Current portion of lease liabilities	882	1,015
Current portion of financing debt	67	65
Total current liabilities	22,445	22,543

Lease liabilities, net of current portion	1,598	2,191
Financing debt, net of current portion	12	60
Total liabilities	24,055	24,794

Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized Series A Preferred stock, 2,000,000 shares authorized, none issued and outstanding at June 30, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 13,465,871 and 13,169,204 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	13	13
Additional paid-in capital	367,645	366,087
Accumulated deficit	(352,815)	(349,765)
Total stockholders' equity	14,843	16,335
Total liabilities, minority interest and stockholders' equity	$38,898	$41,129

AUTOWEB, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Lead generation	$12,030	$14,759	$41,444	$47,496
Digital advertising	3,525	3,054	10,727	11,822
Used vehicle sales	1,604	-	1,604	-
Total revenues	17,159	17,813	53,775	59,318
Cost of revenues:
Cost of revenues - lead generation and digital advertising	11,280	11,390	35,530	41,498
Cost of revenues - used vehicles	1,446	-	1,446	-
Total cost of revenues	12,726	11,390	36,976	41,498
Gross profit	4,433	6,423	16,799	17,820
Operating Expenses
Sales and marketing	2,465	1,904	6,768	6,062
Technology support	1,395	1,451	4,034	5,094
General and administrative	3,260	3,110	9,479	9,954
Depreciation and amortization	179	225	579	1,506
Total operating expenses	7,299	6,690	20,860	22,616
Operating loss	(2,866)	(267)	(4,061)	(4,796)
Interest and other (expense) income:
Interest (expense) income, net	(253)	(233)	(751)	(1,270)
Other income	63	52	1,763	183
Gain (loss) before income tax provision	(3,056)	(448)	(3,050)	(5,883)
Income taxes provision	-	-	-	-
Net income (loss)	$(3,056)	$(448)	$(3,050)	$(5,883)

Basic and diluted loss per share:
Basic loss per common share	$(0.23)	$(0.03)	$(0.23)	$(0.45)
Diluted loss per common share	$(0.23)	$(0.03)	$(0.23)	$(0.45)

Shares used in computing net loss per share:
Basic	13,246	13,141	13,222	13,136
Diluted	13,246	13,141	13,222	13,136

AUTOWEB, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	(3,050)	(5,883)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,920	2,975
Provision for bad debt	(242)	321
Provision for customer credits	321	75
Forgiveness of PPP Loan	(1,384)	-
Share-based compensation	1,382	1,525
Amortization of Right-of-use assets	660	1,107
Changes in assets and liabilities
Accounts receivable	1,080	9,072
Prepaid expenses and other current assets	(440)	120
Vehicle inventory	(189)	-
Other non-current assets	124	(36)
Accounts payable	446	(6,642)
Accrued expenses and other current liabilities	800	(320)
Lease Liabilities	(726)	(1,001)
Net cash provided by operating activities	702	1,313
Cash flows from investing activities:
Purchases of property and equipment	(1,254)	(396)
Purchase of intangible asset	(325)	-
Net cash used in provided by investing activities	(1,579)	(396)
Cash flows from financing activities:
Borrowings under PNC credit facility	-	28,564
Borrowings under CNC credit facility	54,561	53,612
Payments under PNC credit facility	-	(32,308)
Payments under CNC credit facility	(54,741)	(43,588)
Borrowings under PPP Note	-	1,384
Proceeds from exercise of stock options	176	74.00
Payments under financing agreement	(46)	(29.00)
Net cash (used in) provided by financing activities	(50)	7,709
Net increase in cash and cash equivalents and restricted cash	(927)	8,626
Cash and cash equivalents and restricted cash at beginning of period	15,107	5,946
Cash and cash equivalents and restricted cash at end of period	14,180	14,572

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of period	$10,803	$892
Restricted cash at beginning of period	4,304	5,054
Cash and cash equivalents and restricted cash at beginning of period	$15,107	$5,946

Cash and cash equivalents at end of period	$9,868	$11,270
Restricted cash at end of period	4,312	3,302
Cash and cash equivalents and restricted cash at end of period	$14,180	$14,572

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$1
Cash refunds for income taxes	$1	$814
Cash paid for interest	$656	$640
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$-	$1,535
Purchases on account related to capitalized software	$276	$142
Financing for the purchase of fixed assets	$-	$140
Intangible asset holdback	$75	$-

AUTOWEB, INC.

RECONCILIATION OF ADJUSTED EBITDA

(Amounts in thousands)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020

Net loss (income)	$(3,056)	$(304)	$(448)

Depreciation and amortization	654	625	698
Interest income	(3)	(3)	(23)
Interest expense	256	250	256
Other income (expense)	-	17	10.00
Federal, state and local taxes	20	30	33
Non-cash stock compensation expense	458	425	497
Adjusted EBITDA	$(1,671)	$1,040	$1,023